 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
May 24, 2017

Shutterfly, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33031	94-3330068
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2800 Bridge Parkway
Redwood City, California 94065
(Address of Principal Executive Offices including Zip Code)

(650) 610-5200
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

This Current Report on Form 8-K/A is being filed as an amendment (the “Amendment”) to the Current Report on Form 8-K filed by Shutterfly, Inc. (the “Company”) on May 25, 2017 (the “Original 8-K”). The Original 8-K was filed to report the results of the matters submitted to a vote at the Annual Meeting of Stockholders of the Company held on May 24, 2017 (the “2017 Annual Meeting”). The sole purpose of this Amendment is to disclose the Company’s decision regarding how frequently it will conduct future stockholder advisory votes to approve the compensation of the Company’s named executive officers. No other changes are being made to the Original 8-K.

Item 5.07 Submission of Matters to a Vote of Security Holders

(d)

As previously reported in the Original Form 8-K, in a non-binding advisory vote regarding the frequency of future stockholder advisory votes on executive compensation held at the 2017 Annual Meeting: 29,999,198 shares voted for one year, 14,295 shares voted for two years, 518,563 shares voted for three years and 1,554 shares abstained. On July 20, 2017, the Board of Directors of the Company (the “Board”) reviewed the outcome of this advisory vote and determined, as it recommended with respect to this proposal in the proxy statement for the 2017 Annual Meeting, that the Company will hold future votes regarding the compensation of named executive officers on an annual basis until the occurrence of the next advisory vote on the frequency of votes on the compensation of named executive officers. The next advisory vote regarding the frequency of votes on compensation of named executive officers is expected to occur at the Company’s 2023 Annual Meeting of Stockholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHUTTERFLY, INC.

By:	/s/ Jason Sebring
Jason Sebring
Vice President and General Counsel
Date: July 25, 2017